Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-274009) and Form S-8 (File No. 333-267011 and 333-272845) of SpringBig Holdings, Inc. of our report dated March 27, 2025 on the consolidated financial statements of SpringBig Holdings, Inc. as of and for the year ended December 31, 2024, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

March 27, 2025